FULFILLMENT SERVICING AGREEMENT


     This Agreement between Firstar Trust Company
("FTC"), AMquest Advisers, Inc. (the "Adviser"), Sun
Consolidated Securities, Inc. ("Sun"), and Amquest
Matrix Funds, Inc. (the "Company") is entered into on this 27th day of September, 1996.

     WHEREAS, the Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended;

     WHEREAS, the Adviser serves as investment adviser to the Company, a registered investment company under the Investment Company Act of 1940, as amended, which is authorized to create separate series of funds;

     WHEREAS, Sun is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and serves as principal underwriter of Company shares;

     WHEREAS, FTC provides fulfillment services to mutual funds;

     WHEREAS, the Adviser, Sun and the Company desire to retain FTC to provide fulfillment services for each series of funds of the Company listed on Schedule A attached hereto (collectively, the "Funds"), as may be amended from time to time.

     NOW, THEREFORE, the parties agree as follows:

Duties and Responsibilities of FTC

1. Answer all prospective shareholder calls concerning any of the Funds.

2. Send all available Fund materials requested by the prospect within 24 hours from time of call.

3. Receive and update all Company fulfillment literature so that the most current information is sent and quoted.

4. Provide 24 hour answering service to record prospect calls made after hours (7 p.m. to 8 a.m.
     CT).

5.   Maintain and store Company fulfillment inventory.

6. Send periodic fulfillment reports to the Company as agreed upon between the parties.

Duties and Responsibilities of the Company

1. Provide Fund fulfillment literature updates to FTC as necessary.

2.   Supply FTC with sufficient inventory of
     fulfillment materials as requested from time to time by FTC.

3. Provide FTC with any sundry information about the Company and the Funds in order to answer prospect questions.

Compensation

     The Company, if permissible under any Rule 12b-1
Plan in effect from time to time for the benefit of the Funds and only to the extent consistent with the terms of such plan, or the Advisor, agrees to compensate FTC for the services performed under this Agreement in accordance with the attached Schedule B. All invoices shall be paid within 10 days of receipt.

Proprietary and Confidential Information

     FTC agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders of the Company (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where FTC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

Termination

     This Agreement may be terminated by either party upon 30 days written notice.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

                         FIRSTAR TRUST COMPANY


                         By: /s/ Michael R. McVoy
                             --------------------------------
                             Michael R. McVoy, Vice President


                         Attest: /s/ Gail M. Zess
                                 ---------------------
                                 Gail M. Zess

                         AMQUEST ADVISERS, INC.


                         By: /s/ Richard D. Brace
                             ---------------------------
                             Richard D. Brace, President

                         Attest: /s/ Donald A. Taylor, Jr.
                                 --------------------------------
                                 Donald A. Taylor, Jr., Secretary

                         SUN CONSOLIDATED SECURITIES, INC.


                         By: /s/ Richard D. Brace
                             ----------------------------
                             Richard D. Brace, President

                         Attest: /s/ Donald A. Taylor, Jr.
                                 -----------------------------------------
                                 Donald A. Taylor, Jr., Secretary
                                 and Vice President of Financial Operations

                         AMQUEST MATRIX FUNDS, INC.


                         By: /s/ Richard D. Brace
                             ----------------------------
                             Richard D. Brace, President

                         Attest: /s/ Donald A. Taylor, Jr.
                                 ---------------------------------
                                 Donald A. Taylor, Jr., Secretary

                                                       Schedule A


         SEPARATE SERIES OF AMQUEST MATRIX FUNDS, INC.


          Name of Series                   Date Added

     AMquest Matrix Income Fund        September 27, 1996

     AMquest Matrix Total Return Fund  September 27, 1996

     AMquest Matrix Growth Fund        September 27, 1996






                                                            Schedule B
                  FULFILLMENT SERVICES PROPOSAL FOR
                         AMquest Matrix Funds


SCOPE: This estimate details the initial setup and ongoing costs to provide full service fulfillment services.

         Voice Response Unit directs fulfillment
         calls to Firstar's Fulfillment Services
         Department.

         The Fulfillment Services Department will be staffed from 8:00 a.m. to 7:00 p.m. (Central
         Time) Monday-Friday. Calls received during non-business hours will be directed to the voice response unit, which provides the option to record a prospects's fulfillment request.

         Each weekday morning, a fulfillment
         representative transcribes voice mail
         requests into the KATOE Fulfillment system.
         The system will generate a report listing all leads received from the previous day. This report will be used to mail literature to prospective shareholders.

         Each morning personalized cover letters are generated by the fulfillment system. The items requested are printed at the bottom of the letter to assist in the mailing of your Funds' Literature.

         Inventory is maintained at Firstar.  The
         Fulfillment Services Manager will be in close contact with either a representative of the Funds, or the Relationship Manager assigned to the Funds, in order to replenish supplies.

         Basic Fund Setup Package:

          Single Fund Database Setup/Entry
          Single Blue Sky Database Setup/Entry
          Up to 10 Separate Literature Database Entries
          Kit Package Linking
          Report Programming
          Fund Help Screen Setup

                                     8 hours at $60*      $480
                                     4 hours at $30**     $120

  Basic Report Setup Package:

        Customization of Fulfillment Report
        Includes:  Date/Time of Request, Name,Address,
        Telephone Number, Marketing Source, etc.

                                     4 hours at $60*      $240

  Voice Response Unit Modifications:

        Coding change to direct calls to Literature Fulfillment

                                     No Charge            $ 0
                                                          =====
                                                          $840

*=Developmental costs are factored at $60 per hour which includes programming, personnel, equipment, and system upgrade costs. **=Administrative costs are factored at $30 per hour which includes personnel costs.

               FULFILLMENT SERVICES PROPOSAL FOR       Schedule B
                      AMquest Matrix Funds


Ongoing
Costs:   Front Office Service Fee Includes:

         Answering of all Fulfillment calls from 8:00 a.m. - 7:00 p.m. (Central Time) Monday -
         Friday

         Recording of all Fulfillment requests left during non-business hours

         Transcript of all voice mail requests

                                     $.99/minute
                                     $100/month minimum

       NOTE:  On the average, most literature
       fulfillment calls average 1.8 minutes in length. This would calculate to $1.78 per average call. The $100 minimum monthly fee would account for approximately 55 calls per month.

  Back Office Service Fee Includes:

         Envelope inserting of up to 4 items per
         customer                                  $.45
         Additional inserts                        $.15
         Customer letter                       (included)
         Inventory tracking                    (included)
         Inventory storage                     (included)
         Periodic activity reports showing
          prospects by:
         state of residence, literature items
          requested,
         market source                         (included)

       Out-of-pocket expenses include but are not limited to:

        Postage